Exhibit 99.1

KOGETO, INC. AND KOGETO LUCY, LLC

The audited combined financial statements presented herein are those of Kogeto, Inc., a Delaware Corporation and Kogeto Lucy, LLC, a New York Limited Liability Company for the years ended December 31, 2013 and 2012, prior to the merger on January 6, 2014 with Kogeto, Inc. (formerly Northeast Automotive Holdings, Inc.), a Nevada Corporation. These financial statements do not reflect the merger or the financial statements of Kogeto, Inc. (formerly Northeast Automotive Holdings, Inc.), a Nevada Corporation.

The audited financial statements of Kogeto, Inc. (formerly Northeast Automotive Holdings, Inc.), a Nevada Corporation for the years ended December 31, 2013 and 2012 are included in the Form 10-K filed with the SEC on May 27, 2014.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kogeto, Inc. and Kogeto Lucy, LLC

New York, New York

We have audited the accompanying combined balance sheets of Kogeto, Inc. and Kogeto Lucy, LLC (collectively, the “Company”) as of December 31, 2013 and December 31, 2012 and the related combined statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 2013 and December 31, 2012 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP

East Hanover, New Jersey

June 20, 2014

F-2

KOGETO, INC. AND KOGETO LUCY, LLC

COMBINED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$848,059	$10,865
Restricted cash	126,075	-
Accounts receivable	23,280	87,832
Inventory	131,810	137,195
Prepaid expenses and other current assets	304,783	138,593
Total current assets	1,434,007	374,485

Other assets	5,617	7,164
Capitalized software	141,900	-
Property and equipment, net	18,252	24,893
Total assets	$1,599,776	$406,542

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$676,356	$545,483
Accrued expenses	657,618	771,021
Loan from Northeast Automotive Holdings (NEAU)	1,719,850	-
Short term debt - related parties	173,000	197,000
Secured 10% Bridge Notes	300,000	-
Senior Secured 10% Convertible Notes	450,000	374,200
Total current liabilities	3,976,824	1,887,704

Stockholders' deficit
Series A preferred stock, $0.0001 par value, 5,400,000 shares authorized;
3,916,655 and 3,649,989 shares issued and outstanding, respectively;
aggregate liquidation preference of $2,752,355 and $2,390,214 respectively	392	365
Common stock, $0.0001 par value, 30,000,000 and 15,000,000 shares authorized, respectively;
7,284,000 and 6,984,000 shares issued and outstanding, respectively	728	698
Additional paid-in capital	2,795,258	2,385,346
Accumulated deficit	(5,173,426)	(3,867,571)
Total stockholders' deficit	(2,377,048)	(1,481,162)
Total liabilities and stockholders' deficit	$1,599,776	$406,542

See Notes to Combined Financial Statements

F-3

KOGETO, INC. AND KOGETO LUCY, LLC

COMBINED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2013	2012

Net sales	$596,378	$2,158,741
Cost of goods sold	462,131	1,561,858
Gross profit	134,247	596,883

Operating expenses:
Production and operations	107,348	182,526
Selling and marketing	124,906	726,321
Research and development	124,423	393,087
General and administrative	778,348	930,213
Stock-based compensation	84,251	195,711
Depreciation and amortization	12,772	441,644
Total operating expenses	1,232,048	2,869,502

Loss from operations	(1,097,801)	(2,272,619)

Other expense	(70,507)	-
Interest expense	(137,547)	(34,296)
Net loss	(1,305,855)	(2,306,915)
Dividends on Series A preferred stock	196,941	165,019
Net loss available to common stockholders	$(1,502,796)	$(2,471,934)

Basic and diluted net loss per common share	$(0.21)	$(0.35)
Basic and diluted weighted average common shares outstanding	7,046,000	6,984,000

See Notes to Combined Financial Statements

F-4

KOGETO, INC. AND KOGETO LUCY, LLC

COMBINED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2013	2012
Operating activities:
Net loss	$(1,305,855)	$(2,306,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,772	441,644
Allowance for sales returns	(7,291)	(29,574)
Accretion of debt discount	21,212	-
Stock-based compensation	84,251	195,711
Changes in operating assets and liabilities:
Accounts receivable	71,843	379,701
Inventory	5,385	128,292
Prepaid expenses and other current assets	(166,190)	(124,923)
Accounts payable	130,873	(334,931)
Accrued expenses	123,503	389,047
Other assets	784	5,828
Net cash used in operating activities	(1,028,713)	(1,256,120)

Investing activities:
Increase in restricted cash	(126,075)	-
Purchase of property and equipment	(5,368)	(74,461)
Capitalization of externally developed software	(74,300)	-
Net cash used in investing activities	(205,743)	(74,461)

Financing activities:
Proceeds from issuance of Series A preferred stock	-	860,000
Proceeds from short term debt - related parties	-	22,000
Repayments of short term debt - related parties	(24,000)	-
Loan from Northeast Automotive Holdings (NEAU)	1,269,850	-
Proceeds from the issuance of Senior Secured 10% Convertible Notes	200,000	374,200
Repayment of Senior Secured 10% Convertible Notes	(124,200)	-
Proceeds from the issuance of Secured 10% Bridge Notes	750,000	-
Net cash provided by financing activities	2,071,650	1,256,200

Net increase (decrease) in cash and cash equivalents	837,194	(74,381)
Cash and cash equivalents, beginning of year	10,865	85,246
Cash and cash equivalents, end of year	$848,059	$10,865

Supplemental cash flow disclosures:
Interest paid	$16,637	$1,000
Series A Preferred Stock issued in payment of services	$190,506	-
Common Stock issued in payment of services	$114,000	-

See Notes to Combined Financial Statements

F-5

KOGETO, INC. AND KOGETO LUCY, LLC

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit

Balance at December 31, 2011	1,330,000	$133	6,984,000	$698	$1,329,867	$(1,560,656)	$(229,958)

Net loss	-	-	-	-	-	(2,306,915)	(2,306,915)

Issuance of Series A preferred stock	1,433,329	143	-	-	859,857	-	860,000

Issuance of Series A preferred stock -
reset provision	886,660	89	-	-	(89)	-	-

Stock-based compensation	-	-	-	-	195,711	-	195,711

Balance at December 31, 2012	3,649,989	365	6,984,000	698	2,385,346	(3,867,571)	(1,481,162)

Net loss	-	-	-	-	-	(1,305,855)	(1,305,855)

Issuance of Series A preferred stock	266,666	27	-	-	190,479	-	190,506

Issuance of common stock			300,000	30	113,970		114,000

Debt discount on Secured 10% Bridge Notes	-	-	-	-	21,212	-	21,212

Stock-based compensation	-	-	-	-	84,251	-	84,251

Balance at December 31, 2013	3,916,655	$392	7,284,000	$728	$2,795,258	$(5,173,426)	$(2,377,048)

See Notes to Combined Financial Statements

F-6

KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 - Organization and Nature of Business

Kogeto, Inc. is a Delaware Corporation formed on June 10, 2011. Kogeto, Inc.’s flagship product is “Dot”, a 360° camera lens that attaches to Apple’s iPhone 4, 4S and 5 via a proprietary bracket. When combined with accompanying software to enable playback and viewing, the Dot delivers immersive 360° panoramic videography to consumers and businesses. Dot’s catadioptric optical system is also anti-reflection coated for enhanced color fidelity.

Kogeto Lucy, LLC is a New York Limited Liability Company formed on March 24, 2010. Kogeto Lucy, LLC manufactures and sells a stand-alone 360° degree camera “Lucy” for schools and the broader education market.

Both products integrate directly with the Company’s “dotspots” web service, which allows instant online sharing of these immersive experiences as well as a variety of integration services that we believe will be the primary drivers of revenue as the market matures.

Kogeto, Inc. and Kogeto Lucy, LLC (together, “the Companies”) are related parties and share office space, management and employees with each other. The Companies’ corporate headquarters is in the state of New York.

Note 2 - Going Concern Uncertainty

The accompanying combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business and does not include any adjustments that might result from uncertainty about the Companies’ ability to continue as a going concern.

During the years ended December 31, 2013 and 2012, the Companies incurred a net loss of $1,305,855 and $2,306,915, respectively. As of December 31, 2013, the Companies have a working capital deficit of $2,542,817 and have a stockholders’ deficiency of $2,377,048. These matters raise substantial doubt about the Companies’ ability to continue as a going concern.

On December 31, 2013, the Companies were advanced $1,269,850 in funds by Northeast Automotive Holdings, Inc. in anticipation of the pending reverse merger. These funds will be used to fund ongoing operations of the merged public company and to retire the debt and other obligations of the Companies. Management believes that it will be successful obtaining sufficient financing to execute its operating plan. However, no assurances can be provided that the Companies will secure additional financing or be able to achieve and sustain a profitable level of operations. To the extent that the Companies are unsuccessful in their plans, management may find it necessary to contemplate the sale of the Companies’ assets and curtail operations.

F-7

KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 3 - Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of Kogeto, Inc. and Kogeto Lucy, LLC, which are controlled by common ownership. Significant intercompany transactions and balances have been eliminated in the combination.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Companies’ significant estimates are the allowance for sales returns and doubtful accounts, the valuation allowance for the deferred tax asset, the expected life of property and equipment, the net realizable value of capitalized software costs and the value of stock options granted.

Cash and Cash Equivalents

The Companies consider all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount the Companies expect to collect. An allowance for doubtful accounts, sales returns and sales discounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Companies have historically experienced little, if any, uncollectible receivables to date and management has determined that no allowance was required at December 31, 2013 and 2012.

Revenue Recognition

Revenue is generally recognized upon shipment of products to the customer or retailer, which constitutes delivery, provided that persuasive evidence of an arrangement exists, the fee is fixed or determinable, and collection is reasonably assured. To the extent that one or more of these conditions are not met, revenue is deferred until such time as all four criteria are met.

Reserves for Product Returns and Exchanges

Kogeto, Inc. estimates the allowance for sales returns to be 9% of gross sales, which is based upon historical results and information on specific customer accounts. For certain high volume sales, particularly for those involving new customers, Kogeto, Inc. monitors store stock levels regularly, and as necessary, sets aside specific reserves for any estimated returns outside of the general allowance for sales returns. As of December 31, 2013 and 2012, the reserve for sales returns was approximately $14,000 and $22,000 respectively.

F-8

KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 3 - Summary of Significant Accounting Policies (Continued)

Inventory

Inventory consists of raw material, work in process, and finished goods. Inventory values are stated at the lower of cost or market utilizing weighted average method. The Companies recognize that technology products such as Dot and Lucy are prone to rapid change and obsolescence. In the event that inventory values are adjusted below cost, the Company will use the adjusted inventory values to determine a revised lower cost amount for the relevant portion of the inventory. On occasion, the Companies will establish reserves for potential returns, offset in part by an inventory account consisting of the original cost of these expected returns.

Inventory consists of the following:

	December 31,
	2013	2012
Raw materials inventory (including packaging)	$38,170	$38,461
Work-in-process (brackets and optics)	22,580	32,933
Finished goods inventory	71,060	65,801
Total inventory	$131,810	$137,195

Property and Equipment

Kogeto, Inc.’s property and equipment consist primarily of production molds and equipment associated with production of Dot. Kogeto, Inc. has also purchased computer equipment and furniture and fixtures, which are stated at cost.

Kogeto Lucy, LLC utilizes contract manufacturer for the production of Lucy. As a result, Kogeto Lucy, LLC has minimal property & equipment, all of which is carried at historical cost less accumulated depreciation.

Depreciation and amortization are provided using the straight-line method over the estimated useful lives (generally three to seven years) of the related assets. However, Kogeto, Inc. shortened the depreciable lives of production molds and equipment for Dot such that they were fully depreciated as of December 31, 2012. The decision reflected the likelihood that future production of Dot brackets would require new molds and equipment, which as of December 31, 2013, have not yet been acquired.

Leasehold improvements are amortized over the lesser of the useful life of the asset, or the initial lease term. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred. Gains or losses on disposal of property and equipment are reflected in the statement of operations in the period of disposal.

F-9

KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 3 - Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

The Companies assess the recoverability of their long-lived assets, including property and equipment and intangible assets, when there are indications that the assets might be impaired. When evaluating assets for potential impairment, the Companies compare the carrying amount of the asset to the asset’s estimated undiscounted future cash flows. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Warranty Costs

The Companies offer a standard one-year warranty on Dot and Lucy products. The Companies have not experienced a high rate of warranty claims and estimates that future warranty claims will be minimal. Pursuant to the agreement with the manufacturer, Lucy’s contract manufacturer handles all repair and warranty claims. Other warranty returns and claims, to the extent costs are not covered by the manufacturing agreement, are expensed as they occur.

Promotional Units

Consistent with standard marketing practices in the electronics industry, Kogeto, Inc. distributes a number of promotional copies of the Dot product for retailer evaluation and for in-store demonstration purposes. The expense associated with this activity is considered a selling expense and units distributed for promotional purposes are booked at cost.

For the year ending December 31, 2013, Kogeto, Inc. circulated 395 promotional copies of the Dot, resulting in a promotions charge of approximately $6,000. For the year ending December 31 2012, Kogeto Inc. circulated 7,660 copies of the Dot, resulting in a promotions charge of approximately $139,000.

Discounts and Price Protection

As part of negotiated agreements with major retailers, Kogeto, Inc. enters into agreements promising discounts and/or price protection against unanticipated price increases. These discounts are booked as reductions in net revenue. Kogeto, Inc. recorded $17,000 and $60,000 in discounts and price protection costs for the years ended December 31, 2013 and December 31, 2012, respectively.

Shipping and Handling

Shipping and handling costs are expensed as incurred as part of selling and marketing expenses. The Companies incurred approximately $37,000 and $158,000 in shipping and handling costs for the years ended December 31, 2013 and 2012, respectively.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in operating expenses. The Companies incurred approximately $18,000 and $158,000 in advertising and marketing costs for the years ended December 31, 2013 and 2012, respectively.

F-10

KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 3 - Summary of Significant Accounting Policies (Continued)

Capitalized Software Development Costs

The Company incurs costs for the development of software that allows the processing of 360-degree video images. Such costs are capitalized, in accordance with generally accepted accounting principles, when such costs relate to the development of new products or the enhancement of existing products for sale. These costs are capitalized from the point in time that technological feasibility has been established, as evidenced by a detailed working program design or a working model, through the point in time that the product is available for general release to customers.

Capitalized software development costs are amortized on a straight-line basis over the estimated economic lives of the products (no longer than three years), which approximate the estimated revenue stream, beginning with the general release to customers. Research and development costs incurred prior to establishing technological feasibility and costs incurred subsequent to general product release to customers are expensed as incurred.

At the end of each financial reporting period, the Companies compare the unamortized capitalized costs of a computer software product to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed the net realizable value of that asset is written off as an impairment charge.

Research and Development Costs

Software development costs for the Companies’ proprietary Dot and Lucy camera systems that do not meet the criteria for capitalization as well as research and development costs associated with the lens and bracket are expensed as incurred.

Income Taxes

Kogeto, Inc. accounts for income taxes under the provisions of Accounting Standards Codification ("ASC") 740 - Income Taxes. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and the expected future tax benefit to be derived from tax loss and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Kogeto Lucy, LLC is not a taxpaying entity for income tax purposes and, accordingly, no provision has been made for income taxes. Kogeto Lucy, LLC’s income or loss is reportable on the member’s income tax returns.

Stock-Based Compensation

Kogeto, Inc. reports stock-based compensation under ASC 718, “Compensation - Stock Compensation”. ASC 718 requires all share-based payments to employees, including grants of employee stock options and warrants to consultants, to be recognized in the financial statements based on their fair values over the requisite service periods.

F-11

KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 3 - Summary of Significant Accounting Policies (Continued)

Kogeto, Inc. accounts for stock option and warrant grants issued to non-employees for goods and services using the guidance of ASC 718 and ASC 505, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in conjunction with Selling Goods or Services”, whereby fair value of such option and warrant grants are determined using the Black-Scholes model at the earlier of the date at which the non-employee’s performance is completed, or a performance commitment is reached.

Earnings Per Share

Basic earnings per common share amounts are presented based on the combined earnings of the Companies and then calculated on a per share basis using the weighted average number of common shares outstanding in Kogeto, Inc. Diluted earnings per share amounts are based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise or conversion of all potentially dilutive stock options, warrants and convertible stock, subject to anti-dilution limitations. All such potentially dilutive instruments were anti-dilutive as of December 31, 2013 and December 31, 2012.

As of December 31, 2013, there were stock options with respect to 1,802,660 underlying shares that were anti-dilutive and convertible debentures with respect to 1,495,784 underlying shares that were anti-dilutive. As of December 31, 2012, there were stock options with respect to 2,819,299 underlying shares that were anti-dilutive and convertible debentures with respect to 1,217,341 underlying shares that were anti-dilutive. Although there were outstanding warrants, none of these can be exercised until a new public entity is formed (or merged into) and are therefore not considered potentially dilutive to Kogeto Inc. shareholders at each respective period end.

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, Kogeto, Inc. uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the company could borrow funds with similar remaining maturities and approximates fair value.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available.

F-12

KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 3 - Summary of Significant Accounting Policies (Continued)

Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of Kogeto, Inc. Unobservable inputs are inputs that reflect Kogeto, Inc.’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Subsequent Events

The Companies have evaluated subsequent events to determine if events or transactions occurring through June 20, 2014, the date the financial statements were available to be issued, require adjustment to or disclosure in the combined financial statements.

Note 4 – Property and Equipment, net

Property and equipment consists of the following:

	December 31,
	2013	2012
Production equipment	$596,970	$596,971
Furniture and equipment	16,238	10,870
Computer equipment and software	27,735	27,735
Less - Accumulated depreciation and amortization	(622,693)	(610,683)
Property and equipment, net	$18,252	$24,893

Depreciation and amortization expense for the years ended December 31, 2013 and 2012 was $12,772 and $441,644, respectively.

Note 5 - Capitalized Software

During 2013, Kogeto Inc. hired an outside vendor to develop software associated with launching Dot for the Android. The new software, called “Looker” internally, is expected to be available during the second quarter of 2014. This same software will also serve as the basis for the company’s forthcoming professional-level camera, “Joey.” Through December 31, 2013, Kogeto, Inc. has capitalized $141,900 of software development costs.

F-13

KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 6 - Short Term Debt – Related Parties

During 2013, Kogeto, Inc. repaid an outstanding demand note obligation to the company’s CEO in the amount of $24,000. The funds had been used for working capital.

In December of 2011, Kogeto, Inc. entered into an unsecured promissory note of $50,000 to a former board member and investor. This obligation specifies a deferred interest payment that accumulates at $500 per month. For each of the years ended December 31, 2013 and 2012, the Kogeto, Inc. incurred interest charges of $6,000.

As of December 31, 2013, Kogeto Lucy, LLC had outstanding related party notes payable of $123,000. The notes are owed to Financial Summit Ventures, Inc. and Cordon Partners, LLC. Financial Summit Ventures, Inc. is owned by former CFO Steven Adler. The notes are guaranteed by Jeff Glasse (the owner of Kogeto, Lucy LLC) and secured by certain patents held by Kogeto Lucy, LLC. The notes have a stated interest rate of 15% per annum and an initial maturity date of May 31, 2012. The notes were extended through December 31, 2013 by mutual agreement. Pursuant to the Plan of Merger between Kogeto, Inc. and Northeast Automotive Holdings, Inc., funds sufficient to retire both of these notes were placed into escrow prior to December 31, 2013. The escrowed funds at December 31, 2013 are presented as restricted cash on the combined balance sheet. In January 2014, Kogeto Lucy, LLC used the escrow funds to repay the related party notes payable in full. For the years ending December 31, 2013 and 2012, Kogeto Lucy LLC incurred interest charges of approximately $18,000 and $19,000, respectively.

Short term debt – related parties consisted of the following:

	December 31,
	2013	2012
FSV Note – Financial Summit Ventures, Inc.	$75,000	$75,000
Jeff Glasse Note	—	24,000
Former Board Member Note	50,000	50,000
Cordon Note – Cordon Partners	48,000	48,000
Short term debt – related parties	$173,000	$197,000

Note 7 – Loan from Northeast Automotive Holdings (NEAU)

On December 31, 2013, in anticipation of the pending reverse merger with Northeast Automotive Holdings, Inc. (“NEAU”), the Companies were advanced an aggregate total of $1,719,850 to be used for ongoing obligations and retiring certain obligations from Kogeto Lucy LLC. Included in this total is the cancellation of $450,000 of our Secured 10% Bridge Notes for 4 investors in the NEAU private placement. The unsecured loan was non-interest bearing and was retired in early 2014 as part of the merger agreement (refer to Note 15 - Subsequent Events).

F-14

KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 8 - Senior Secured 10% Convertible Notes

During 2012, Kogeto, Inc. issued Senior Secured 10% Convertible Notes with an aggregate principal value of $374,200. During 2013, Kogeto, Inc. issued additional Senior Secured 10% Convertible Notes with an aggregate principal value of $200,000. Pursuant to the Plan of Merger between Kogeto, Inc. and Northeast Automotive Holdings, Inc., funds sufficient to retire four of the 2012 notes (aggregate principal value of $124,200) were disbursed prior to December 31, 2013, leaving $250,000 in outstanding principal value from the 2012 notes. As of December 31, 2013, the aggregate outstanding principal balances for all of the Senior Secured 10% Convertible Notes was $450,000.

Interest on the Senior Secured 10% Convertible Notes is due and payable in six months from the date of issuance, but can be paid in cash or additional equity at the option of Kogeto, Inc. During the years ended December 31, 2013 and 2012 interest expense incurred was approximately $55,000 and $10,000, respectively. Accrued interest expense at December 31, 2013 was approximately $49,000.

All of the outstanding Senior Secured 10% Convertible Notes contain warrants to be issued in the future public company exercisable for a period of 5 years. Upon conversion of the Senior Secured 10% Convertible Notes, the noteholders receive warrants exercisable into common shares of the future public company at $0.31 per share. The number of warrants to be issued equals 50% of the actual shares issued in the note conversion up to a maximum of 500,000 warrants. If the total number of warrants to be issued exceeds 500,000, then the Company will issue additional shares of Kogeto, Inc. stock in proportion to the foregone value of the warrants. As of December 31, 2013, the warrants had not been issued, as the notes had not been converted.

The original conversion terms for noteholders of the Senior Secured 10% Convertible Notes issued during 2012 ($250,000 of principal outstanding at December 31, 2013) allowed conversion at the option of the noteholder, either into shares of a newly-designated B series (if issued and available) or alternatively into Kogeto, Inc. Series A preferred stock at the Series A preferred stock issue price of $0.60 per share. As part of the January 6, 2014 reverse merger with NEAU, the outstanding notes (including accrued interest and the value of the foregone warrants) were converted into 1,156,789 shares of NEAU at an effective per share price of $0.28. In addition, this group of noteholders received warrants to purchase 297,903 shares of NEAU common stock at an exercise price of $0.32 per share exercisable for a period of 5 years.

The Senior Secured 10% Convertible Notes (principal value $200,000 outstanding at December 31, 2013) issued during 2013 contain a mandatory clause (excluding one $25,000 note) that converts outstanding principal and interest into common shares of a newly formed public company. As part of the January 6, 2014 reverse merger, $175,000 (principal value) of the notes (including accrued interest and foregone warrants) were converted into 784,764 shares of the NEAU public company at a per share price of $0.28. In addition, this group of noteholders received warrants to purchase 202,097 shares of NEAU common stock at an exercise price of $0.32 per share exercisable for a period of 5 years. The other $25,000 (principal value) of these notes (plus accrued interest) was repaid at the time of the reverse merger and was therefore not converted.

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KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 9 – Secured 10% Bridge Notes

During 2013, Kogeto, Inc. issued Secured 10% Bridge Notes (“Bridge Notes”) with principal value of $750,000. The Bridge Notes are secured by substantially all of the assets of Kogeto, Inc. As of December 31, 2013, $300,000 of the Bridge Notes remained outstanding.

Each of the Bridge Notes include warrants to purchase common stock in a future public company. Bridge Notes totaling $450,000 in principal value were granted warrants at a ratio of 1 warrant for each $5 in principal amount. Bridge Notes totaling $300,000 in principal value were granted warrants at a ratio of 1 warrant for each $2 in principal amount. The exercise price of the warrants is $0.32 per share and the warrants are exercisable for 5 years from the note issuance date. Warrants with respect to 240,000 underlying shares were issued as a result of the issuance of these notes. The warrants were valued using the Black-Scholes model and were valued at approximately $21,000, an amount that was recorded as a debt discount on the date of issuance. The discount was accreted to interest expense over the term of the notes and was fully accreted by December 31, 2013.

The due date for $450,000 (principal value) of the Bridge Notes was originally November 30, 2013 and was subsequently extended to December 31, 2013. The due date for $300,000 (principal value) of the Bridge Notes was originally December 31, 2013, but was subsequently extended to December 31, 2014.

On December 31, 2013, in anticipation of the pending reverse merger with NEAU, Bridge Notes totaling $450,000 (the same notes that were due 12/31/2013) were cancelled and included in the NEAU private placement for 4 investors at a per share conversion price of $0.28. The remaining $300,000 (principal value) of Bridge Notes retain the right to convert at the same conversion price ($0.28) at anytime prior to December 31, 2014.

Note 10 - Income Taxes

Since inception, Kogeto, Inc. has recognized approximately $5,100,000 of federal and state net operating loss carryovers available to offset future taxable income. These net operating losses, which if not utilized, begin expiring in the year 2021. In accordance with Section 382 of the Internal Revenue Code, deductibility of the company’s net operating loss carryover may be subject to an annual limitation in the event of a change of control.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible.

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KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 10 - Income Taxes (Continued)

ASC 740, “Income Taxes”, requires that a valuation allowance be established when it is “more-likely-than-not” that all, or a portion, of deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s performance, the market environment in which the company operates the length of carryback and carryover periods, and expectations of future profits, etc. Kogeto, Inc. believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance as of December 31, 2013 and 2012.

Deferred tax assets consisted principally of the following:

	December 31,
	2013	2012

Net operating loss carryovers	$2,072,000	$1,481,000
Less: valuation allowance	(2,072,000)	(1,481,000)
Deferred tax assets, net of valuation allowance	$-	$-

Kogeto, Inc. has evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken, or expected to be taken, in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken, or expected to be taken, in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as "unrecognized benefits."

A liability is recognized (or amount of net operating loss carryover or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise's potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740. No liability for unrecognized tax benefits or interest and penalties were recorded during the periods ended December 31, 2013 or 2012.

Kogeto, Inc. files tax returns in U.S. Federal Court and various state jurisdictions and is subject to audit by tax authorities. The company is subject to certain state and local taxes based on capital. The state and local taxes based on capital were immaterial for the periods ending December 31, 2013 and 2012.

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KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 11 - Commitments

Kogeto, Lucy LLC rents office space at 51 Wooster Street, New York, New York and paid a monthly rental of $2,730 in 2013. This lease expired on January 31, 2013 and converted to a month-to-month lease pending re-negotiation and agreement on terms.

In early 2014, Kogeto, Inc. signed a new lease agreement for office space at 51 Wooster Street, New York, New York. The lease was effective as of February 1, 2013 and expires on May 31, 2015. The base rent under the lease, payable on a monthly basis, is $3,000 per month for the 12 months ending January 31, 2014, $3,150 per month for the 12 months ending January 31, 2015 and $3,307.50 per month for the four months ending May 31, 2015.

Note 12 - Stockholders’ Equity

On February 24, 2012, Kogeto, Inc. amended its certificate of incorporation to increase the total authorized shares to 20,400,000 shares of stock, comprised of 15,000,000 shares of common stock and 5,400,000 shares of preferred stock. In consideration of another round of financing at a lower price per share than the initial rounds of financing, the Series A preferred stock share price for the 2011 issuances were reset to $0.60 per share and the annual dividend was lowered from $0.08 to $0.048 per share. All Series A preferred stock issued prior to the amendment date were adjusted for a forward split of 1.66667:1 to effectively re-price their shares from $1 to $0.60 per share. In connection with the re-pricing adjustment Kogeto, Inc. issued 886,660 shares of Series A Preferred Stock.

During 2012, Kogeto, Inc. issued 1,433,329 shares of Series A Preferred Stock for consideration of $860,000.

During 2013, Kogeto, Inc. issued 266,666 shares of Series A Preferred Stock to a vendor of software development services in consideration of $195,000 of services.

On May 23, 2013, Kogeto Inc. amended its certificate of incorporation to authorize a total of 35,400,000 shares of stock, comprised of 30,000,000 shares of common stock and 5,400,000 shares of preferred stock. Par value remained at $0.0001 per share for both classes of stock.

In October 2013, Kogeto Inc. issued 300,000 of Common Stock to a financial advisor in consideration of approximately $114,000 of services.

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KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 12 - Stockholders’ Equity (Continued)

Rights of Series A Preferred Stock

The rights of Series A preferred stock (“Series A”) are as follows:

Dividends: From and after the date of the issuance of any shares of Series A, dividends at the rate per annum of $0.048 per share shall accrue on such shares of Series A. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Such dividends are payable only when, as, and if declared by Kogeto, Inc.’s Board of Directors.

Price per share: The value of Series A shares was initially set at $1 per share, with provisions to adjust the original issue price if subsequent “closes” were to go through a re-price. Series A was subsequently re-priced at $0.60 per share for the entire offering.

Liquidation: The liquidation preference for Series A holders is an amount per share equal to: (1) the Series A Original Issue Price ($0.60), plus any dividends declared but unpaid thereon, plus (2) a pro rata amount per common share treating for this purpose all such securities as if they had been converted to common stock. A liquidation event can be a dissolution, sale or merger of the company, among other events. Series A holders have a priority claim over common stock holders prior to their conversion to common stock.

Conversion: Each Series A share is convertible, at the option of the holder thereof, into one common share. Each Series A share is automatically and mandatorily converted to one common share upon either: (1) the sale of common stock to the public resulting in at least $35,000,000 of net proceeds to the company, or (2) a vote of at least a majority of the preferred stockholders.

Redemption: The Series A shares and common shares are not redeemable at the option of the holder.

Voting: All Series A shareholders, on an as if converted basis, and common stockholders are entitled to vote. Major corporate events (liquidation, dissolution, wind-up, effect any merger, etc.) require the consent of a majority of the Series A holders.

Board of Directors: The holders of the majority of the common stock are entitled to elect two directors of the company, and the holders of the majority of the Series A shares are entitled to elect one director of the company.

Equity Position of Kogeto Lucy LLC

Kogeto, Inc. CEO Jeff Glasse is the sole member and 100% owner of Kogeto Lucy LLC.

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KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 13 - Stock-Based Compensation

On March 30, 2012, Kogeto, Inc. authorized a total of 405,000 common stock options for outside board members and 1,300,000 options for officers, employees and key contractors. The majority of option grants were subject to three-year vesting terms and a 10-year expiration. The option exercise price was set at $0.17 per share, equal to a valuation performed by an outside valuation firm. The vesting periods were adjusted to the start date of each individual.

During the remainder of 2012, the Board authorized additional option grants totaling 1,500,000. Approximately 835,000 of these were earned by the CEO and the CFO under a board approved plan wherein the two officers received option grants in lieu of salary. The remaining 658,000 options were granted to new employees or represented increased awards to existing employees.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes model. The Black-Scholes model uses four assumptions to calculate the fair value of each option grant. The expected term of share options granted is derived using the simplified method, which Kogeto, Inc. adopted in March 2012. The risk-free interest rate is based upon the rate currently available on zero-coupon U.S. Treasury instruments with a remaining term equal to the expected term of the stock options. The expected volatility is based upon a valuation report and study completed in March, 2012. The expected dividend yield is assumed to be zero. The weighted average assumptions used in the fair value calculation are as follows:

	2013	2012
Expected term (years)	10.00	10.00
Risk-free interest rate	1.87%	2.23%
Expected volatility	80%	80%
Expected dividend yield	0.00%	0.00%

A summary of Kogeto, Inc.’s stock option plans through December 31, 2013 is as follows:

	Underlying Shares	Weighted Average Exercise Price	Average Remaining Terms (Years)
Options outstanding December 31, 2011	-	$-	-
Options Granted	3,150,549	0.17	10.00
Less Options Forfeited or Cancelled	331,250	0.17	10.00
Less Options Exercised	-	-	-
Options outstanding December 31, 2012	2,819,299	$0.17	9.25
Options exercisable December 31, 2012	1,410,804	$0.17	9.25

Options outstanding December 31, 2012	2,819,299	$0.17	9.25
Options Granted	12,000	0.17	10.00
Less Options Forfeited or Cancelled	1,028,639	0.17	8.50
Less Options Exercised	-	-	-
Options outstanding December 31, 2013	1,802,660	$0.17	8.25
Options exercisable December 31, 2013	1,561,195	$0.17	8.25

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KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 13 - Stock-Based Compensation (Continued)

Under the provisions of ASC 718, the company recorded approximately $84,000 stock-based compensation expense during the year ended December 31, 2013. As of December 31, 2013, there was approximately $34,000 of unrecognized stock-based compensation expense related to unvested options under the plan which will be recognized over the next two years.

Deferred tax benefits recognized from the timing difference of recognizing stock-based compensation expense per the financial statements compared to the income tax return have not been provided for as the majority of the option grants are “incentive stock options”.

Note 14 - Major Customers and Vendors

During the year ended December 31, 2013, the Companies had net sales of approximately $362,000 and $97,000 to two customers, which represented approximately 61% and 16% respectively of total net sales.

During the year ended December 31, 2012, the Companies had net sales of approximately $1,068,000 and $249,000 to two customers, which represented approximately 49% and 12% respectively of total net sales.

Substantially all of the Companies’ purchases were made from three vendors during the years ended December 31, 2013 and 2012. As of December 31, 2012, the company owed approximately $65,000 to one vendor which represented approximately 12% of accounts payable.

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KOGETO, INC. AND KOGETO LUCY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 15 - Subsequent Events

Merger Agreement with Northeast Automotive Holdings, Inc.

On December 31, 2013, Kogeto, Inc. and Kogeto Lucy, LLC were advanced an aggregate total of $1,719,850 by Northeast Automotive Holdings, Inc. (“NEAU”) in anticipation of the pending reverse merger. Utilizing a portion of the proceeds during 2013, Kogeto, Inc. repaid in full four of the 2012 Senior Secured 10% Convertible Notes in the aggregate amount of $124,200 and thereby terminated the security interest in certain assets of Kogeto, Inc. held by such lenders. Also, on December 31, 2013, Kogeto Lucy, LLC funded an escrow account sufficient to retire two outstanding secured loans in the aggregate amount of $123,000. In February 2014 the escrow funds were utilized to repay the notes in full and terminate the security interest in certain assets of Kogeto Lucy, LLC held by such lenders.

On January 6, 2014, pursuant to an Agreement and Plan of Merger between Northeast Automotive Holdings, Inc., Kogeto Acquisition Corp., a Delaware corporation and Kogeto, Inc., Kogeto, Inc. was acquired by NEAU (the “Merger”). In consideration for the purchase of 100% of the issued and outstanding shares in Kogeto, Inc., NEAU issued 24,357,087 shares of its common stock. The Merger will be treated as a recapitalization of the Company for financial accounting purposes. Kogeto, Inc. will be considered the acquirer for accounting purposes, and the historical financial statements of NEAU before the Merger will be replaced with the historical financial statements of Kogeto, Inc. before the Merger in all future filings with the U.S. Securities and Exchange Commission. In addition, the existing management of NEAU resigned and the management of Kogeto. Inc., became the new officers and directors of NEAU.

On January 6, 2014, all issued and outstanding shares of Kogeto. Inc. Series A preferred stock were converted into shares of Kogeto, Inc. common stock and then were immediately exchanged for a pro rata number of shares of NEAU common stock in the Merger. As part of the Merger and share conversion, accelerated vesting was granted to the holders of all of the outstanding stock options, which were then also immediately exchanged for a pro rata number of shares of NEAU common stock.

Also on January 6, 2014, the Company converted $425,000 (plus accrued interest) of the remaining $450,000 of 10% Senior Secured 10% Convertible Notes into common stock, terminating the security interest of same in certain assets of Kogeto Inc. In connection with this conversion, warrants to purchase 500,000 shares of NEAU common stock at an exercise price of $0.31 per share exercisable for a period of 5 years were issued. A final $25,000 (plus accrued interest) of the Senior Secured 10% Convertible Notes was repaid at the time of the Merger and was therefore not converted.

In January 2014, upon the closing of the Merger and in connection with the $750,000 in Bridge Notes, NEAU issued warrants to purchase 240,000 shares of NEAU common stock at an exercise price of $0.32 per share exercisable for a period of 5 years. Included in the NEAU private placement was the cancellation of $450,000 of these Bridge Notes.

Finally, on January 6, 2014, pursuant to a Membership Interest Purchase Agreement and Plan of Merger between NEAU and Jeff Glasse our Chief Executive Officer and Director, Mr. Glasse sold 100% of the membership interests of Kogeto Lucy, LLC to NEAU in exchange for 1,000 shares of NEAU common stock.

F-22